Exhibit 24


                                POWER OF ATTORNEY


      The undersigned hereby constitutes and appoints Rick Puckett and Mark Shamber his/her true and lawful attorneys-in fact to:

            1. execute for and on behalf of the undersigned Forms 3, 4 and 5 relating to changes in the undersigned's beneficial ownership of equity securities of United Natural Foods, Inc., a Delaware corporation (the "Corporation"), and any necessary amendments to such Forms, in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act");

            2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing with the United States Securities and Exchange Commission and any other authority; and

            3. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform every act necessary and proper in the exercise of any of the rights and powers herein granted, as fully as such attorneys-in-fact could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving such capacity at the request of the undersigned, are not assuming any of the undersigned's liabilities under Section 16 of the Exchange Act.

      This Power of Attorney shall remain in effect for so long as the undersigned is required to file reports under Section 16(a) of the Exchange Act with respect to securities of the Corporation.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of June, 2004.



                                                /s/ Joseph M. Cianciolo
                                                -------------------------
                                                (Signature)



                                                Joseph M. Cianciolo
                                                -------------------------
                                                (Print Name)